                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            BEACON POWER CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

ARTICLE  1-       Stockholders....................................................................................1
         1.1      Place of Meetings...............................................................................1
         1.2      Annual Meeting..................................................................................1
         1.3      Special Meetings................................................................................2
         1.4      Notice of Meetings..............................................................................2
         1.5      Voting, List....................................................................................2
         1.6      Quorum..........................................................................................2
         1.7      Adjournments....................................................................................2
         1.8      Voting and Proxies..............................................................................3
         1.9      Action at Meeting...............................................................................3
         1.10     Action without Meeting..........................................................................3

ARTICLE  2-       Directors.......................................................................................3
         2.1      General Powers..................................................................................3
         2.2      Number: Nomination, Election and Qualification..................................................3
         2.3      Enlargement of the Board........................................................................5
         2.4      Tenure..........................................................................................5
         2.5      Vacancies.......................................................................................5
         2.6      Resignation.....................................................................................5
         2.7      Regular Meetings................................................................................5
         2.8      Special Meetings................................................................................5
         2.9      Notice of Special Meetings......................................................................6
         2.10     Meetings by Telephone Conference Calls..........................................................6
         2.11     Quorum..........................................................................................6
         2.12     Action at Meeting...............................................................................6
         2.13     Action by Consent...............................................................................6
         2.14     Removal.........................................................................................6
         2.15     Committees......................................................................................7
         2.16     Compensation of Directors.......................................................................7

ARTICLE  3-       Officers........................................................................................7
         3.1      Enumeration.....................................................................................7
         3.2      Election........................................................................................7
         3.3      Qualification...................................................................................7
         3.4      Tenure..........................................................................................7
         3.5      Resignation and Removal.........................................................................8
         3.6      Vacancies.......................................................................................8
         3.7      Chairman of the Board and Vice-Chairman of the Board............................................8
         3.8      President.......................................................................................8
         3.9      Vice Presidents.................................................................................8

         3.10     Secretary and Assistant Secretaries.............................................................9
         3.11     Treasurer and Assistant Treasurers..............................................................9
         3.12     Salaries........................................................................................9

ARTICLE  4-       Capital Stock..................................................................................10
         4.1      Issuance of Stock..............................................................................10
         4.2      Certificates of Stock..........................................................................10
         4.3      Transfers......................................................................................10
         4.4      Lost, Stolen or Destroyed Certificates.........................................................11
         4.5      Record Date....................................................................................11

ARTICLE  5-       General Provisions.............................................................................11
         5.1      Fiscal Year....................................................................................11
         5.2      Corporate Seal.................................................................................11
         5.3      Waiver of Notice...............................................................................11
         5.4      Voting of Securities...........................................................................12
         5.5      Evidence of Authority..........................................................................12
         5.6      Certificate of Incorporation...................................................................12
         5.7      Transactions with Interested Parties...........................................................12
         5.8      Severability...................................................................................13
         5.9      Pronouns.......................................................................................13

ARTICLE  6-       Amendments.....................................................................................13
         6.1      By the Board of Directors......................................................................13
         6.2      By the Stockholders............................................................................13

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

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            BEACON POWER CORPORATION

                            ARTICLE 1 - STOCKHOLDERS

     1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office-of the corporation.

     1.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors of the corporation,
(ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors of the corporation, or (iii) otherwise properly brought before such meeting by a stockholder of the corporation in accordance with the Certificate of Incorporation. For business to be properly brought before an annual meeting by a stockholder of the corporation, such stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such stockholder's notice must be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the corporation (addressed to the Secretary) not later than ninety (90) calendar days prior to the anniversary date of the release of the corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the corporation shall be received by the corporation a reasonable time before the solicitation is made. Such stockholder's notice shall set forth, as to each matter such stockholder proposes to bring before an annual meeting, (i) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iv) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business. Notwithstanding anything in the Certificate of Incorporation to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures. The Chairman of an annual meeting may refuse to acknowledge a motion to consider any business that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting, then any such business not properly brought before such meeting shall not be transacted. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken, at the annual meeting, and in such case all references in these Amended and Restated By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the President or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.5 VOTING, LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

     1.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated By-laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

     1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Amended and Restated By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     1.8 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

     1.9 ACTION AT MEETING. When a quorum is present at any meeting, the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Amended and Restated By-laws. When a quorum is present at any meeting, any election by stockholders shall be determined by a plurality of the votes cast on the election.

     1.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                              ARTICLE 2 - DIRECTORS

     2.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2 NUMBER: NOMINATION, ELECTION AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one of more directors. Nomination of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders of the corporation
(i) by or at the direction of the Board of Directors of the corporation or any nominating or similar committee thereof, or (ii) by any stockholder of the corporation entitled to vote for the election of directors of the corporation at such meeting who complies with the notice procedures set forth in herein. Such nominations, other than those made by or at the direction of the Board of Directors of the corporation or any nominating or similar committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the corporation.

     To be timely, a stockholder's notice shall be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the corporation (addressed to the Secretary) not later than ninety (90) calendar days prior to the anniversary date of the release of the corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the corporation shall be received by the corporation a reasonable time before the solicitation is made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director of the corporation (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class and number of shares of the corporation, if any, which are beneficially owned by such nominee, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is made by such stockholder, and (E) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director of the corporation if elected); and (ii) as to such stockholder (A) the name and address, as they appear on the corporation's books, of such stockholder, (B) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in such notice, and (C) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors of the corporation, any person nominated by the Board of Directors of the corporation for election as a director of the corporation shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination, as provided above, which pertains to such nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting may refuse to acknowledge a motion to consider any nominee as a director of the corporation that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting then the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.

     Commencing with the 2001 annual meeting of stockholders of the corporation, the directors of the corporation shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2002 annual meeting of the stockholders of the corporation, the term of office of the second class to expire at the 2003 annual meeting of the stockholders of the corporation and the term of office of the third class to expire at the 2004 annual meeting of the stockholders of the corporation, with each director to hold office until his or her successor shall have been duly elected and qualified. Such provisions shall further provide that at each annual meeting of stockholders of the corporation, commencing with the 2001 annual meeting (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the corporation after their election, and (ii) if authorized by a resolution of the Board of Directors of the corporation, directors may be elected to fill any vacancy on the Board of Directors of the corporation regardless of how such vacancy shall have been created. Directors need not be stockholders of the corporation.

     2.3 ENLARGEMENT OF THE BOARD. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

     2.4 TENURE. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.5 VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.6 RESIGNATION. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by (a) the Chairman of the Board, (b) the President, (c) a majority of the Directors acting by vote or by written instrument or instruments signed by them, or (d) by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding voting stock. Such call shall state the time, place and purposes of the meeting. The business transacted at such special meeting shall be limited to the purpose for which it was called except as otherwise determined by the Board of Directors of the corporation or the chairman of the meeting.

     2.9 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or facsimile, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.11 QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     2.12 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Amended and Restated By-laws.

     2.13 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

     2.14 REMOVAl. Except as otherwise provided by the General Corporation Law of Delaware, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

     2.15 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Amended and Restated By-laws for the Board of Directors.

     2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - OFFICERS

     3.1 ENUMERATION. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

     3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated By-laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some, other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

     3.8 PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Amended and Restated By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

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     3.12 SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                            ARTICLE 4 - CAPITAL STOCK

     4.1 ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2 CERTIFICATES OF STOCK. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Amended and Restated By-laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     4.3 TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required

                                      -10-


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by law, by the Certificate of Incorporation or by these Amended and Restated
By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote. with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Amended and Restated By-laws.

     4.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     4.5 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a written consent without a meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is properly delivered to the corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE 5 - GENERAL PROVISIONS

     5.1 FISCAL YEAR. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

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     5.2 CORPORATE  SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     5.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Amended and Restated By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, facsimile or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4 VOTING OF SECURITIES. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     5.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6 CERTIFICATE OF INCORPORATION. All references in these Amended and Restated By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     5.7 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may constitute less than a quorum;

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

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

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     5.8 SEVERABILITY. Any determination that any provision of these Amended and Restated By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated By-laws.

     5.9 PRONOUNS. All pronouns used in these Amended and Restated By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                             ARTICLE 6 - AMENDMENTS

     6.1 BY THE BOARD OF DIRECTORS. These Amended and Restated By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     6.2 BY THE STOCKHOLDERS. These Amended and Restated By-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the corporation, voting together as a single class.

                                   -13-